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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lamar Advertising Company of our report dated May 13, 1997, on our audits of the consolidated financial statements of Penn Advertising, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in Lamar Advertising Company's Form 8-K/A filed with the Securities and Exchange Commission on June 13, 1997. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.




                                            /s/ Philip R. Friedman & Associates



York, Pennsylvania
May 14, 1998